Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Vaccinex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	Other (1)	84,503(2)(3)(4)	$5.97(1)	$504,482.91	.00014760	$74.46

Total Offering Amounts					$504,482.91		$74.46

Total Fee Offsets							— (5)

Net Fee Due							$74.46

(1)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee. The price for Vaccinex, Inc.’s (the “Company”) common stock, par value $0.0001 per share (“Common Stock”) being registered hereby is based on a price of $5.97 per share of Common Stock, which is the average of the high ($6.19) and low ($5.75) trading prices for a share of Common Stock on May 6, 2024, as reported on the Nasdaq Stock Market.

(2)

Reflects 84,503 additional shares of Common Stock (the “Additional Shares”) issuable under the Vaccinex, Inc. 2018 Omnibus Incentive Plan (the “Plan”), consisting of (i) 55,422 shares of Common Stock as a result of an amendment to the Plan approved by the stockholders of the Company at its 2024 Annual Meeting of Stockholders on May 9, 2024, and (ii) 29,081 shares of Common Stock as a result of previous automatic annual increases under the Plan.

(3)

The Additional Shares are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-226964) filed with the Securities and Exchange Commission on August 21, 2018.

(4)

Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(5)	The Company does not have any fee offsets.